Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Media – Kim Link 314/994-2936 Investors – Jennifer Beatty 314/994-2781

Arch Coal to Divest Non-Core Utah Operations to Bowie Resources for $435 Million in Cash

Sale of Utah assets creates significant value for Arch shareholders

Cash proceeds further enhance Arch’s liquidity and financial flexibility

ST. LOUIS, June 28, 2013 — Arch Coal, Inc. (NYSE:ACI) (“Arch” or “the company”) and Bowie Resources, LLC (“Bowie”) today announced that they have entered into a definitive agreement under which Arch will sell to Bowie its wholly-owned subsidiary, Canyon Fuel Company, LLC (“Canyon Fuel”), for $435 million in cash, subject to customary adjustments for working capital and other items. Both companies have approved the transaction, which is expected to close in the third quarter of 2013.

“The sale of our Utah operations is consistent with our previously announced plan to unlock value for our shareholders by divesting certain non-core thermal coal assets,” said John W. Eaves, Arch’s president and CEO. “As part of our strategy, we have been diligently focused on optimizing our asset base, expanding our coal export network, reducing our discretionary capital spending and re-aligning our portfolio for growth. With this transaction, we’re delivering on a number of these initiatives while also enhancing our financial flexibility.”

Canyon Fuel includes the Sufco and Skyline longwall mines and the Dugout Canyon continuous miner operation, all located in Utah. In addition to these active operations and related support facilities, Bowie will receive approximately 105 million tons of bituminous coal reserves in Utah. After the transaction is completed, Bowie plans to keep the existing 725-person workforce in place at the Canyon Fuel operations.

“From the inception of our ownership of Bowie, our goal has been to establish a core business rooted in the Western Bituminous Region and to grow it, not only organically but with synergistic acquisitions,” said John J. Siegel, a principal owner of Bowie. “In that context, it would be hard to imagine a more logical next step in our evolution than the purchase of these superior Canyon Fuel mines.”

Positioning for the Future

“The divestiture of Canyon Fuel will streamline Arch’s mine portfolio and allow us to focus on the most value-enhancing parts of our business, such as building out and upgrading our Appalachian metallurgical coal platform and optimizing our low-cost thermal coal franchise to serve the domestic and export coal markets,” said Eaves. “Our Utah operations have generated more than $600 million in free cash flow for Arch since 1998 and have created significant value for our company. But we believe that monetizing these assets now, before investing meaningful additional capital, is the right course of action for our shareholders.”

Arch will retain its Mountain Coal Company’s West Elk mine in Colorado and approximately 300 million tons of coal reserves in the Western Bituminous Region, including bituminous reserves located in southern Wyoming. In 2012, the West Elk mine sold 6.7 million tons of high-quality, low-sulfur coal, of which roughly 40 percent was shipped into the seaborne thermal market. “West Elk is a valuable, low-cost asset with a broad market reach that includes customers in the eastern and western United States and in the international arena,” said Paul A. Lang, Arch’s executive vice president and chief operating officer.

Enhancing Financial Flexibility

“This sale pulls forward multiple years’ worth of expected cash flows for Arch, reduces our future capital outlays and further increases our liquidity, all of which greatly enhance our financial flexibility,” said Eaves. “Moreover, Arch’s ample cash balance positions the company for future debt reduction as coal markets improve.”

As a result of the sale of its Utah operations, Arch expects to achieve cumulative capital and administrative cost savings of more than $200 million from 2014 through 2017. These expected future savings, which primarily represent capital spending to sustain current production levels, should further enhance Arch’s liquidity position.

Upon completion of the transaction, Arch will receive cash proceeds of $435 million before adjustments and will recognize a pre-tax gain of approximately $120 million related to the sale of Canyon Fuel. This gain will be included in Arch’s adjusted earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) calculation, in accordance with the company’s credit agreements.

In 2013, Arch forecasted that Canyon Fuel would sell around 9 million tons of coal, primarily to regional power producers and domestic industrial facilities in Utah, Nevada and California. Based on such sales, Canyon Fuel was projected to generate pro forma EBITDA of roughly $90 million, with planned capital expenditures of $15 million to $20 million, in 2013.

Strategic Fit for Bowie

“Bowie has a long operating history in the Western Bituminous Region,” said Eaves. “Bowie also has deep knowledge and experience in serving the region’s customer base, and is well positioned to manage the opportunities and challenges associated with mining in Utah. We thank the talented employees of Canyon Fuel for their significant contributions to Arch’s success over the past 15 years, including upholding exemplary safety and stewardship practices, providing countless hours of service and making many generous donations to local communities. We are confident that they will continue this track record of excellence as Bowie employees.”

“The Bowie employees’ motto of ‘the best of the best’ dovetails perfectly with the obvious work ethic and commitment to excellence that has long been the hallmark of the workforce at Canyon Fuel,” said Siegel. “We are proud to bring these two skilled teams together, and we believe we have the opportunity to create something very special here.”

Transaction Details

Bowie has obtained a committed financing arrangement, led by Morgan Stanley Senior Funding Inc. and Deutsche Bank AG New York Branch, to fund the transaction.

Galena Private Equity Resources Fund (“Galena”) will provide a cash investment to acquire a minority equity stake in Bowie.

Consummation of the transaction is subject to certain governmental and regulatory conditions and approvals and other customary conditions.

Advisors

FBR Capital Markets & Co. and Deutsche Bank are acting as financial advisors to Arch for the transaction, Bank of America Merrill Lynch is providing certain financial advisory services to Arch, and Simpson Thacher & Bartlett is providing legal counsel to Arch.

Morgan Stanley & Co. LLC is acting as the financial advisor to Bowie, and Baker Botts LLP and Fultz Maddox Hovious & Dickens PLC are providing legal counsel to Bowie.

About Arch

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers in 25 countries on five continents. Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation. The company controls a pro forma 5.4-billion-ton reserve base of high-quality metallurgical and thermal coals, with access to all major railroads, inland waterways and a growing number of seaborne trade channels. For more information, visit www.archcoal.com.

About Bowie

Bowie Resources, LLC is a privately owned coal company with headquarters in Louisville, Ky. Bowie operates the Bowie #2 underground longwall mine, located near Paonia, Colo.

About Galena

Galena Asset Management was formed in 2003 and is a wholly owned subsidiary of Trafigura Beheer BV, with over $2.5 billion in managed assets. For more information, visit www.galena-invest.com.

Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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